Exhibit 1.01

AGCO Corporation
Conflict Minerals Report
For the Calendar Year Ended December 31, 2017

I. Introduction

AGCO Corporation (the “Company”) manufactures and sells products that contain Conflict Minerals. (Capitalized terms that are used but not defined in this Report have the meanings given to them in Form SD.) Due to the depth of the supply chain, the Company is far removed from the sources of ore from which these Conflict Minerals are produced and the smelters/refiners that process those ores. The efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information globally on the traceability and sourcing of these ores is limited at this time; this situation is not unique to the Company.

The Company supports the initiatives embodied in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule designed to limit the flow of funds to armed groups in the Democratic Republic of the Congo and adjoining countries from the production of conflict minerals, and it is the Company’s policy to promote responsible sourcing.

The Company developed and published its Conflict Minerals Policy, which is available on the Company’s website at http://www.agcocorp.com/content/dam/agcocorp/Suppliers/AGCO_Conflict_Minerals_Policy_092013.pdf.

During 2017 the Company identified its suppliers that had the potential to sell to the Company products that contain conflict minerals and asked these suppliers to identify, using a website established by the Company, the sources of the Conflict Minerals and products containing Conflict Minerals that they supply to the Company. The responses were reviewed by the Company for completeness and consistency of answers. The Company requested suppliers to provide corrections and clarifications where needed.

II. Due Diligence Program Design

The Company designed its overall Conflict Minerals procedures in conformity with the five step framework contained in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements on tin, tantalum, tungsten and gold. The principal features responding to each of the five steps are outlined below:

1 Establish strong company management systems. The Company did this by:

•	Creating an internal policy governing our conflict minerals compliance program;

•	Publishing its Conflict Minerals policy at http://www.agcocorp.com/content/dam/agcocorp/Suppliers/AGCO_Conflict_Minerals_Policy_092013.pdf;

•	Utilizing the Conflict Minerals Reporting Template developed by the Conflict Free Sourcing Initiative to identify smelters and refiners in the supply chain;

•	Reporting to senior management no less frequently than quarterly on (a) suppliers’ responses to the Company’s inquiries, and (b) supply chain risk;

•
Maintaining active membership in the Responsible Minerals Initiative, formerly known as the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative’s (GeSI) Conflict-Free Sourcing Initiative, an industry initiative that audits smelters’ and refiners’ due diligence activities;

•	Including conflict minerals expectations in standard contract language, new supplier on-boarding procedures and supplier audits;

•
Having a cross-functional conflict minerals steering committee, with representatives from finance, legal, purchasing, engineering, and IT functions to provide oversight to the Company’s conflict minerals program;

•	Making available an Ethics Hotline for employees, suppliers, or other interested party to report violations or questions related to conflict minerals at AGCO.

2 Identify and assess risk in the supply chain. The Company did this by:

•	Surveying suppliers of products that the Company identified that had the potential to contain Conflict Minerals (covering 100% of 2017 expenditures for direct material components and materials);

•	Reviewing internally-approved criteria to identify errors, omissions, and missed expectations on supplier Conflict Minerals Reporting Template submissions;

•	For those suppliers who did not respond to our surveys, we conducted additional procedures, including e-mail communication and personal contact with top-spend suppliers;

•	Performing direct smelter outreach to encourage participation in the Conflict-Free Smelter Program;

•	Evaluating smelter information provided by the supply chain against data from the Responsible Minerals Initiative.

3 Design and implement a strategy to respond to identified risks. The Company did this by:

•	Reporting to senior management no less frequently than quarterly on (a) suppliers’ responses to the Company’s inquiries, and (b) supply chain risk;

•	Providing an annual update to the Audit Committee of the Company’s Board of Directors;

•
Informing suppliers of improvements to be made in conflict minerals submissions, including providing information on smelter certification status and requesting direct smelter outreach for reported alleged smelters not participating in a certification program;

•
Increasingly emphasizing the Company’s Conflict Minerals policy intent to ‘limit purchases from the supplier to the extent practicable or seek alternative suppliers where commercially feasible’ should a supplier be unwilling to adhere to the Company’s Conflict Minerals policy.

4 Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain. The Company did this by:

•
Encouraging hesitant smelters/refiners to participate in the Conflict-Free Smelter Program through active participation in the Responsible Minerals Initiative’s smelter engagement team and direct outreach to suppliers;

•	Participating in various industry groups to promote conflict minerals disclosure and best practice to manage conflict mineral processes.

5 Report on supply chain due diligence. The Company did this by:

•	Filing an annual Form SD and Conflict Minerals Report with the Securities and Exchange Commission and making that filing available on the Company’s website.

III. Due Diligence Program Results

Attached as Schedule A is the list of facilities that, based on the due diligence process described above, are known to the Company, and were reported as being included in the Company’s suppliers’ supply chains, during the Reporting Period. The majority of supplier responses provided data to the Company at the supplier company level, rather than specifying the smelters or refiners used in components supplied to us.

IV. Risk Mitigation – Future Due Diligence Measures

In future years the Company expects to continue to make inquiries to its suppliers, with its objective being to increase the response rate and completeness of responses each year. The Company conducts periodic reviews of strategic suppliers, and as part of those reviews has included questions relating to Conflict Minerals sourcing.

V. Product Description

The products subject to the disclosure are tractors, combines, hay tools, sprayers, forage equipment, grain storage and protein production systems, seeding and tillage implements and replacement parts.

VI. Independent Private Sector Audit

Not required for calendar year 2017.

Schedule A

Metal	Smelter Name	Country
Gold	L'Orfebre S.A.	ANDORRA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Marsam Metals	BRAZIL
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Royal Canadian Mint	CANADA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	SAAMP	FRANCE
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Chimet S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	T.C.A S.p.A	ITALY

Gold	Safimet S.p.A	ITALY
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Dowa	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Boliden AB	SWEDEN
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Valcambi S.A.	SWITZERLAND
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	PX Precinox S.A.	SWITZERLAND
Gold	PAMP S.A.	SWITZERLAND
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Soft Metais Ltda.	BRAZIL
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	Dowa	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Minsur	PERU
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Fenix Metals	POLAND
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Thaisarco	THAILAND
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM